AMENDED AND RESTATED BYLAWS


                        THE HIGH YIELD INCOME FUND, INC.

                                     BYLAWS
                 (AS AMENDED AND RESTATED ON SEPTEMBER 3, 2003)


                                   ARTICLE I.

                                  STOCKHOLDERS

         SECTION 1.01. ANNUAL MEETING. The Fund shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers, either on the first Tuesday of December in each year if not a legal holiday, or at such other time on such other day falling on or before the 30th day thereafter as shall be set by the Board of Directors. Except as the Charter, these Bylaws or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Fund's existence or affect any otherwise valid corporate acts.

         SECTION 1.02. SPECIAL MEETING. At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary of the Fund) with or without a meeting. Subject to the procedures set forth in Section 1.12 and this Section and consistent with the election in Section 8.11, special meetings of the stockholders shall be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting. Consistent with the election in Section 8.11, a request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it. Consistent with the election in Section 8.11, the Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and, on payment of these costs to the Fund, notify each stockholder entitled to notice of the meeting. Consistent with the election in
Section 8.11, the Board of Directors shall have sole power to fix the date and time of, and the means of remote communication, if any, by which stockholders and proxy holders may be considered present in person and may vote at, the special meeting.

         SECTION 1.03. PLACE OF MEETINGS. Consistent with the election in
Section 8.11, meetings of stockholders shall be held at such place as is set from time to time by the Board of Directors or the Board of Directors may determine that the meeting not be held at any place but instead be held by means of remote communication. At the request of a stockholder, the Board of Directors shall provide a place for the meeting of the stockholders.

         SECTION 1.04. MEETINGS BY REMOTE COMMUNICATION. At the discretion of the Board of Directors and subject to any guidelines and procedures that the Board of

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Directors may adopt from time to time, stockholders and proxy holders not physically present at a meeting of the stockholders, by means of remote communication may participate in the meeting of the stockholders and may be considered present in person and may vote at the meeting of the stockholders, whether the meeting is held at a designated place or solely by means of remote communication. The Fund shall implement reasonable measures to verify that each person considered present and authorized to vote at the meeting by means of remote communication is a stockholder or proxy holder, the Fund shall implement reasonable measures to provide the stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings and in the event any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action shall be maintained by the Fund.

         SECTION 1.05. NOTICE OF MEETINGS; WAIVER OF NOTICE. Not less than ten nor more than 90 days before each stockholders' meeting, the Secretary shall give notice in writing or by electronic transmission of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. Any notice given by the Fund to a stockholder is effective if given by a single notice, in writing or by electronic transmission, to all stockholders who share an address if the Fund gives notice, in writing or by electronic transmission, to the stockholder of its intent to give a single notice and the stockholder consents to receiving a single notice or, with respect to written notice, fails to object in writing within 60 days after the Fund gives notice to the stockholder of its intent to give a single notice. A stockholder may revoke consent given, whether affirmative or implied, by written notice to the Fund. The notice shall state the time of the meeting, the place of the meeting, if any, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder's residence or usual place of business, mailed to the stockholder at the stockholder's address as it appears on the records of the Fund or transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. If the Fund has received a request from a stockholder that notice not be sent by electronic transmission, the Fund may not provide notice to the stockholder by electronic transmission. Unless otherwise required by the Securities and Exchange Commission (the "Commission"), notice given by electronic transmission shall be considered ineffective if the Fund is unable to deliver two consecutive notices and the inability to deliver the notices becomes known to the Secretary, an Assistant Secretary, the transfer agent or other person responsible for giving the notice. The inadvertent failure to deliver any notice by electronic transmission or in any other manner, and any irregularities in the notice of any meeting, do not invalidate any meeting or other action. An affidavit of the Secretary, an Assistant Secretary, the transfer agent or other agent of the Fund that notice has been given by a form of electronic transmission or in another manner, in the absence of actual fraud, shall be prima facie evidence of the facts stated in the affidavit. Notwithstanding the foregoing

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provisions, each person who is entitled to notice waives notice if the person or his agent thereunto authorized before or after the meeting delivers a written waiver or a waiver by electronic transmission which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy.

         SECTION 1.06. QUORUM; VOTING. Unless any statute or the Charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, except that where the holders of any class or series of shares are entitled to vote as a separate class (such class or series being referred to as a "Separate Class") or where the holders of two or more (but not all) classes or series of shares are required to vote as a single class (such classes or series being referred to as a "Combined Class"), the presence in person or by proxy of the holders of a majority of the shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote. Unless any statute or the Charter provides otherwise, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

         SECTION 1.07. ADJOURNMENTS. Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by the chairman of the meeting to a date not more than 120 days after the original record date. Whether or not a quorum with respect to a Separate Class or a Combined Class, as the case may be, is present, a meeting of stockholders of a Separate Class or a Combined Class convened on the date for which it was called may be adjourned from time to time without further notice by the chairman of the meeting to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

         SECTION 1.08. GENERAL RIGHT TO VOTE; PROXIES. Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock (or fraction thereof), regardless of class or series, is entitled to one vote (or fraction of a vote) on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock (or fraction thereof) may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock (or fraction thereof) the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization by a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy

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solicitation firm or proxy support service organization. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Fund or its assets or liabilities.

         SECTION 1.09. LIST OF STOCKHOLDERS. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class and series of shares held by each stockholder and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary.

         SECTION 1.10. CONDUCT OF BUSINESS. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Fund's notice of meeting, (b) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) by any stockholder of the Fund (i) who was a stockholder of record at the time of giving notice(s) provided for in Section 1.12 and Section 1.13, (ii) who is entitled to vote at the meeting and (iii) who complied with the notice(s) procedures set forth in
Section 1.12 and Section 1.13. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at a special meeting of stockholders (a) only pursuant to the Fund's notice of meeting and (b), in the case of nominations of persons for election to the Board of Directors, (i) by or at the direction of the Board of Directors or
(ii) by any stockholder of the Fund (A) who was a stockholder of record at the time of giving notice provided for in Section 1.12, (B) who is entitled to vote at the meeting and (C) who complied with the notice procedures set forth in
Section 1.12. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in Section 1.12,
Section 1.13 and this Section and, if any proposed nomination or business is not in compliance with Section 1.12, Section 1.13 and this Section, to declare that such defective nomination or proposal be disregarded.

         SECTION 1.11. CONDUCT OF VOTING. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these Bylaws, the Charter or law, shall be decided or determined by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, or if ordered by the chairman of the meeting, the vote upon any election or question shall be taken by ballot. Before any meeting of the stockholders, the Board of Directors may appoint persons to act as inspectors of election at the meeting and any adjournment thereof. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of stockholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or

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three. If inspectors are appointed at a meeting on the request of stockholders, the holders of a majority of shares present in person or by proxy shall determine whether one or three inspectors are to be appointed. No candidate for election as a director at a meeting shall serve as an inspector thereat. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder shall, appoint a person to fill that vacancy. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receive votes, ballots or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when polls shall close; determine the result; and do any other acts that may be proper to conduct the election or vote with fairness to all stockholders. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors.

         SECTION 1.12. ADVANCE NOTICE PROVISIONS FOR ELECTION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Fund. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Fund (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section. A stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Fund (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year's annual meeting or no annual meeting was held in the preceding year, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs. A stockholder's notice to the Secretary must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and address of such stockholder as they appear on the Fund's books and of the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class or series and number of shares of capital stock of the Fund which are owned beneficially or of record by such

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stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Fund unless nominated in accordance with the procedures set forth in this Section. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.

         SECTION 1.13. ADVANCE NOTICE PROVISIONS FOR BUSINESS TO BE TRANSACTED AT ANNUAL MEETING. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Fund (i) who is stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section. A stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Fund not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year's annual meeting or no annual meeting was held in the preceding year, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. A stockholder's notice to the Secretary must be in writing and set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of such stockholder as they appear on the Fund's books and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of capital stock of the Fund which are owned beneficially or of record by such stockholder and such beneficial owner,
(iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such

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stockholder and any material interest of such stockholder in such business, and
(v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in Section 1.12 or in this Section, PROVIDED, HOWEVER, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in Section 1.12 nor in this Section shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.

         SECTION 1.14. INFORMAL ACTION BY STOCKHOLDERS. Except as provided below, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed in paper or electronic form with the records of stockholders meetings. Unless the Charter requires otherwise, the holders of any class of stock, other than common stock entitled to vote generally in the election of directors, may take action or consent to any action by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting if the Fund gives notice of the action to each stockholder not later than 10 days after the effective time of the action.

         SECTION 1.15. MEETING BY CONFERENCE TELEPHONE. At the discretion of the Board of Directors and subject to any guidelines and procedures that the Board of Directors may adopt from time to time, stockholders may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.


                                   ARTICLE II.

                               BOARD OF DIRECTORS

         SECTION 2.01. FUNCTION OF DIRECTORS. The business and affairs of the Fund shall be managed under the direction of its Board of Directors. All powers of the Fund may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or these Bylaws. The Board of Directors may delegate the duty of management of the assets and the administration of the day-to-day operations of the Fund to one or more entities or individuals pursuant to a written contract or contracts which have obtained the approvals, including the approval of

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renewals thereof, required by the Investment Company Act of 1940, as amended
(the "Investment Company Act").

         SECTION 2.02. NUMBER AND QUALIFICATION OF DIRECTORS. The Fund shall have at least one director or such greater minimum number required by the Charter, the requisite number of which shall not be "interested persons" as defined in the Investment Company Act. The Fund shall have the number of directors provided in the Charter until changed as herein provided. Consistent with the election in Section 8.11, a majority of the entire Board of Directors may alter the number of directors set by the Charter to not exceeding 20 nor less than the minimum number then permitted herein, but the action may not affect the tenure of office of any director.

         SECTION 2.03. ELECTION AND TENURE OF DIRECTORS. Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors and pursuant to the Charter, the directors shall be divided into three classes as nearly equal in number as possible, with the term of office for one class of directors expiring in each year. The classes shall be designated as Class I, Class II, and Class III, respectively. At each successive annual meeting of stockholders, the holders of stock present in person or by proxy at such meeting and entitled to vote thereat shall elect directors to replace those whose terms are expiring at that time to serve for three-year terms and until their successors are elected and qualify (and, as appropriate, the members of any other class to serve for the remainder of the term of that class and until their successors are elected and qualify). If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class shall, subject to Section 2.05, hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

         SECTION 2.04. REMOVAL OF DIRECTOR. Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, unless statute provides otherwise, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least 80% of the combined voting power of all classes of shares of capital stock entitled to be voted generally for the election for directors. For purposes of the foregoing, "cause," shall mean only
(i) conviction of a felony, (ii) declaration of unsound mind by order of a court, (iii) gross dereliction of duty, (iv) conviction of any act involving moral turpitude or (v) commission of an act that constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit to the director and in a material injury to the Corporation.

         SECTION 2.05. VACANCY ON BOARD OF DIRECTORS. Subject to the Investment Company Act and consistent with the election in Section 8.11, a majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause. Consistent with the election in Section 8.11, a director elected by the Board of Directors to fill a vacancy serves for the

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remainder of the full term of the class of directors in which the vacancy occurs and until his or her successor is elected and qualifies.

         SECTION 2.06. REGULAR MEETINGS. After each meeting of stockholders at which directors shall have been elected, the Board of Directors shall meet as soon thereafter as practicable for the purpose of organization and the transaction of other business. In the event that no other time and place are specified by resolution of the Board of Directors or announced by the President or the Chairman of the Board at such stockholders meeting, the Board of Directors shall meet immediately following the close of and at the place of such stockholders meeting or by the means of remote communication. Any other regular meeting of the Board of Directors shall be held on such date and time, at such place or by means of remote communication, as may be designated from time to time by the Board of Directors. No notice of such meeting following a stockholders meeting or any other regular meeting shall be necessary if held as hereinabove provided.

         SECTION 2.07. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting, or in writing or delivered by electronic transmission with or without a meeting. A special meeting of the Board of Directors shall be held on such date, at any place or by means of remote communication, as may be designated from time to time by the Board of Directors. In the absence of designation such meeting shall be held at such place or means of remote communication as may be designated in the call.

         SECTION 2.08. NOTICE OF MEETINGS. Except as provided in Section 2.06, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time of the meeting and place or that the meeting is being held by means of remote communication. Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by electronic transmission, telegraph, facsimile transmission, or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his or her address as it shall appear on the records of the Fund, at least 72 hours before the time of the meeting. Unless these Bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any director who delivers a written waiver or a waiver by electronic transmission which is filed with the records of the meeting either before or after the holding thereof, waiving such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

         SECTION 2.09. QUORUM; ACTION BY DIRECTORS. A majority of the entire Board of Directors (but not less than two directors) shall constitute a quorum for the transaction

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of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Unless statute or the Charter or these Bylaws requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors. Except as to votes which the Investment Company Act requires to be taken in person, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the Board of Directors and filed in paper or electronic form with the minutes of proceedings of the Board of Directors.

         SECTION 2.10. MEETING BY CONFERENCE TELEPHONE. Except as to votes which the Investment Company Act requires to be taken in person, members of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

         SECTION 2.11. COMPENSATION. By resolution of the Board of Directors a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, an annual retainer, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors. Directors who are full-time employees of the Fund or "affiliated persons" as defined in the Investment Company Act of the Fund's investment advisor or principal underwriter need not be paid for attendance at meetings of the Board of Directors or committees thereof for which fees are paid to other directors. A director who serves the Fund in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.

         SECTION 2.12. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Fund addressed to the Chairman of the Board or the President. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the Chairman of the Board or the President.

         SECTION 2.13. PRESUMPTION OF ASSENT. A director of the Fund who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Fund immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action or fails to make his dissent known at the meeting.

         SECTION 2.14. ADVISORY DIRECTORS. The Board of Directors may by resolution appoint advisory directors to the Board of Directors, who may also serve as directors emeriti, and shall have such authority and receive such compensation and reimbursement as the Board of Directors shall provide. Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of any business.

         SECTION 2.15. GOOD FAITH DETERMINATIONS. Any determination made in good faith, and, so far as accounting matters are involved, in accordance with generally accepted accounting principles applied by or pursuant to the direction of the Board of Directors or as otherwise required or permitted by the Commission, shall be final and conclusive, and shall be binding upon the Fund and all holders of shares, past, present and future, of each class or series, and shares are issued and sold on the condition and undertaking, evidenced by acceptance of certificates for such shares by, or confirmation of such shares being held for the account of, any stockholders, that any and all such determinations shall be binding as aforesaid. Nothing in this Section 2.15 shall be construed to protect any director or officer of the Fund against liability to the Fund or its stockholders to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.


                                  ARTICLE III.

                                   COMMITTEES

         SECTION 3.01. COMMITTEES. The Board of Directors may appoint from among its members an Executive Committee, a Nominating Committee, an Audit Committee, and other committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to (i) authorize dividends on stock (other than as provided below), (ii) elect directors, (iii) issue stock (other than as provided below), (iv) recommend to the stockholders any action which requires stockholder approval, (v) amend these Bylaws, or (vi) approve any merger or share exchange which does not require stockholder approval. Each committee shall meet applicable independence requirements. If the Board of Directors has given general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, a committee of the Board of Directors or an officer of the Fund, in accordance with that general authorization, may fix the amount and other terms of the distribution. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

         SECTION 3.02. COMMITTEE PROCEDURE. Each committee may fix rules of procedure for its business. One-third of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent or disqualified member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each member of the committee and filed in paper or electronic form with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.10.

         SECTION 3.03. EMERGENCY. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Fund by its directors and officers as contemplated by the Charter and these Bylaws, any two or more available members of the then incumbent Executive Committee (and if two are not available, then one available member) shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Fund in accordance with the provisions of Section 3.01. In the event of the unavailability, at such time, of one member of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Fund, which two members (and if two are not available, then one available member) shall constitute the Executive Committee for the full conduct and management of the affairs of the Fund in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of these Bylaws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Fund to resume the conduct and management of its affairs and business under all the other provisions of these Bylaws.


                                   ARTICLE IV.

                                    OFFICERS

         SECTION 4.01. EXECUTIVE AND OTHER OFFICERS. The Fund shall have a President, a Secretary, and a Treasurer. The Fund may also have a Chairman of the Board, a Controller, and one or more Vice-Presidents, assistant officers, and subordinate officers at the designation by the Board of Directors. A person may hold more than one office in the Fund except that no person may serve concurrently as both President and Vice-President of the Fund. The Chairman of the Board shall be a director, and the other officers may be directors. The Board of Directors shall designate who shall serve as chief executive officer, who shall have general supervision of the business and affairs of the Fund, and may designate a chief operating officer, a chief financial officer, a chief accounting officer, a chief administrative officer, or other officers with functional titles and specify the duties of such officers. In the absence of any designation the President shall serve as chief executive officer. A person may hold more than one functional title in the Fund.

         SECTION 4.02. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. In general, he or she shall perform such duties as are customarily performed by the chairman of the board of a closed-end investment company and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors.

         SECTION 4.03. PRESIDENT. Unless otherwise provided by resolution of the Board of Directors, the President, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. Unless otherwise specified by the Board of Directors, the President shall be the chief executive officer of the Fund and perform the duties customarily performed by chief executive officers. He or she may execute, in the name of the Fund, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Fund. In general, he or she shall perform such other duties customarily performed by a president of a closed-end investment company and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors of the Fund.

         SECTION 4.04. VICE-PRESIDENTS. The Vice-President or Vice-Presidents, at the request of the chief executive officer or the President, or in the President's absence or during his or her inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the chief executive officer, or the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions. Each Vice-President shall perform such other duties and have such other powers, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President.

         SECTION 4.05. SECRETARY. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; he or she shall be custodian of the records of the Fund; he or she may witness any document on behalf of the Fund, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same. In general, he or she shall perform such other duties customarily performed by a secretary of a closed-end investment company, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors, the chief executive officer, or the President.

         SECTION 4.06. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Fund, and shall deposit, or cause to be deposited, in the name of the Fund, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he or she shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Fund. In general, he or she shall perform such other duties customarily performed by a treasurer of a closed-end investment company, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors, the chief executive officer, or the President.

         SECTION 4.07. CONTROLLER. Any of the foregoing duties of the Treasurer may be assigned to the Controller. In general, he or she shall perform such other duties customarily performed by a controller of a closed-end investment company, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors, the chief executive officer, or the President.

         SECTION 4.08. ASSISTANT AND SUBORDINATE OFFICERS. The assistant and subordinate officers of the Fund are all officers below the office of Vice-President, Secretary, or Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President.

         SECTION 4.09. ELECTION, TENURE AND REMOVAL OF OFFICERS. The Board of Directors shall elect the officers of the Fund. The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers. Election or appointment of an officer, employee or agent shall not of itself create contract rights. All officers shall be appointed to hold their offices, respectively, during the pleasure of the Board of Directors. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board of Directors) may remove an officer at any time. The removal of an officer does not prejudice any of his or her contract rights. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board of Directors) may fill a vacancy which occurs in any office.

         SECTION 4.10. COMPENSATION. The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Fund. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Fund. The Board of Directors may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.

         SECTION 4.11 RESIGNATION. Any officer may resign his or her office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

                                   ARTICLE V.

                                 INDEMNIFICATION

         SECTION 5.01. GENERAL INDEMNIFICATION. The Fund shall indemnify (i) its present and former directors and officers, whether serving or having served the Fund or at its request any other entity, to the fullest extent required or permitted by Maryland law in effect from time to time (as limited by the Investment Company Act), including the advance of expenses under the procedures and to the fullest extent permitted by law, and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors, the Charter, or these Bylaws and as permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve, and amend from time to time such bylaws, resolutions, or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of these Bylaws or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

         SECTION 5.02. PROCEDURE. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Fund denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses (including attorney's fees) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be paid or reimbursed by the Fund. It shall be a defense to any action for advance for expenses that the applicable legal requirements have not been satisfied.

         SECTION 5.03. EXCLUSIVITY, ETC. The indemnification and advance of expenses provided by the Charter and these Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Fund, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. The Fund shall not be liable for any payment under this Bylaw in connection with a claim made by a director or officer to the extent such director or officer has otherwise actually received payment under insurance policy, agreement, vote or otherwise, of the amounts otherwise indemnifiable hereunder. All rights to indemnification and advance of expenses under the Charter of the Fund and hereunder shall be deemed to be a contract between the Fund and each director or officer of the

Fund who serves or served in such capacity at any time while this Bylaw is in effect. Nothing herein shall prevent the amendment of this Bylaw, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this Bylaw shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Fund arising hereunder with respect to events occurring, or claims made, while this Bylaw or any provision hereof is in force.

         SECTION 5.04. INSURANCE. The Fund may purchase and maintain insurance on behalf of any Indemnified Party against any liability asserted against and incurred by any Indemnified Party in any protected capacity or arising out of his or her position. The Fund may purchase and maintain insurance on its behalf in respect of any liability it may incur to provide indemnification under the Charter, these Bylaws, or law.

         SECTION 5.05. SEVERABILITY; DEFINITIONS. The invalidity or unenforceability of any provision of this Article V shall not affect the validity or enforceability of any other provision hereof. The phrase "this Bylaw" in this Article V means this Article V in its entirety.


                                   ARTICLE VI.

                                      STOCK

         SECTION 6.01. CERTIFICATES FOR STOCK. The Board of Directors may determine to issue certificated or uncertificated shares of capital stock and other securities of the Fund. For certificated stock, each stockholder is entitled to certificates which represent and certify the shares of stock he or she holds in the Fund. Each stock certificate (a) shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors, (b) shall include on its face the name of the Fund, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents, (c) shall be signed by the Chairman of the Board, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer and
(d) may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. Each stock certificate shall also include on its face or back (a) a statement of any restrictions on transferability and a statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Fund is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Fund is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock or (b) a statement which provides in substance that the Fund will furnish a full statement of such information to any stockholder on request and without charge. Such request may be made to the Secretary or to its transfer agent. Except as provided in the Maryland Uniform Commercial Code - Investment Securities, the fact that a stock certificate does not contain or refer to a restriction on transferability that is adopted after the date of issuance does not mean that the restriction is invalid or unenforceable. A stock certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the stock represented by it is fully paid. Upon the issuance of uncertificated shares of capital stock, the Fund shall send the stockholder a written statement of the same information required above on the certificate and by the Maryland Uniform Commercial Code - Investment Securities.

         SECTION 6.02. TRANSFERS. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

         SECTION 6.03. RECORD DATES OR CLOSING OF TRANSFER BOOKS. The Board of Directors may, and, consistent with the election in Section 8.11, shall have the sole power to, set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to request a special meeting of stockholders, notice of a meeting of stockholders, vote at a meeting of stockholders, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 1.07, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting. Any shares of the Fund's own stock acquired by the Fund between the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders and the time of the meeting may be voted at the meeting by the holder of record as of the record date and shall be counted in determining the total number of outstanding shares entitled to be voted at the meeting.

         SECTION 6.04. STOCK LEDGER. The Fund shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Fund.

         SECTION 6.05. CERTIFICATION OF BENEFICIAL OWNERS. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Fund may certify in writing to the Fund that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Fund; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board of Directors in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

         SECTION 6.06. LOST STOCK CERTIFICATES. The Board of Directors may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Fund. In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give bond, with sufficient surety, to indemnify the Fund against any loss or claim arising as a result of the issuance of a new certificate. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.


                                  ARTICLE VII.

                                     FINANCE

         SECTION 7.01. CHECKS, DRAFTS, ETC. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Fund, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the Chairman of the Board, the President, a Vice-President, an Assistant Vice-President, the Treasurer, the Controller, an Assistant Treasurer, the Secretary or an Assistant Secretary (or in the name of the Fund by a custodian appointed under Section 7.06 by not less than two of its officers).

         SECTION 7.02. ANNUAL STATEMENT OF AFFAIRS. The President or the chief accounting officer shall prepare annually a full and correct statement of the affairs of the Fund, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at any annual meeting of the stockholders. Within 20 days after the annual meeting of stockholders or, if the Fund is not required to hold an annual meeting of stockholders, within 120 days after the end of the fiscal year, the statement of affairs shall be placed on file at the Fund's principal office.

         SECTION 7.03. FISCAL YEAR. The fiscal year of the Fund shall be as provided by the Board of Directors.

         SECTION 7.04. DIVIDENDS. If declared by or under authority of the Board of Directors, the Fund may pay dividends on its shares in cash, property, or in shares of the capital stock of the Fund, unless such dividend is contrary to law or to a restriction contained in the Charter.

         SECTION 7.05. NET ASSET VALUE. Except in the event of emergency conditions or as otherwise permitted by the Investment Company Act, the net asset value per share of each class or series of stock shall be determined no less frequently than once daily on each day the New York Stock Exchange is open for trading, at such time or times as the Board of Directors sets. In valuing portfolio investments for the determination of the current net asset value per share of any class or series, securities for which market quotations are readily available shall be valued at prices which, in the opinion of the Board of Directors or the person designated by the Board of Directors to make the determination, most nearly represent the current market value of such securities, and other securities and assets shall be valued on the basis of their fair value as determined by or under the direction of the Board of Directors.

         SECTION 7.06. EMPLOYMENT OF CUSTODIAN. The Fund shall place and maintain its securities, similar investments and related funds in the custody of one or more custodians (including one or more subcustodians for, among other things, maintaining its foreign securities, similar foreign investments and related funds) meeting the requirements of the Investment Company Act, or may serve as its own custodian in accordance with such rules and regulations or orders as the Commission may from time to time prescribe for the protection of investors. Securities held by a custodian may be registered in the name of the Fund, including the designation of the particular class or series to which such assets belong, or any such custodian, or the nominee of either of them. Subject to such rules, regulations, and orders as the Commission may adopt as necessary or appropriate for the protection of investors, the Fund or any custodian, with the consent of the Fund, may deposit all or any part of the securities owned by the Fund in a system for the central handling of securities, pursuant to which system all securities of a particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities.


                                  ARTICLE VIII.

                                SUNDRY PROVISIONS

         SECTION 8.01. OFFICES. The principal office of the Fund in the State of Maryland shall be located in the City of Baltimore. The Fund may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Fund may require.

         SECTION 8.02. BOOKS AND RECORDS. The Fund shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Fund may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Fund.

         SECTION 8.03. CORPORATE SEAL. The Board of Directors shall provide a suitable seal, bearing the name of the Fund, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Fund is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Fund. Any officer or director of the Fund shall have authorization to affix the seal of the Fund to any document requiring the same.

         SECTION 8.04. BONDS. The Board of Directors may require any officer, agent or employee of the Fund to give a bond to the Fund, conditioned upon the faithful discharge of his or her duties to the Fund, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

         SECTION 8.05. VOTING STOCK IN OTHER CORPORATIONS. Stock of other corporations or associations, registered in the name of the Fund, may be voted by the President, a Vice-President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

         SECTION 8.06. MAIL. Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.

         SECTION 8.07. ELECTRONIC TRANSMISSION. An electronic transmission is any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient of the communication and may be reproduced directly in paper form by a recipient through an automated process.

         SECTION 8.08. CONTRACTS AND DOCUMENTS. To the extent permitted by applicable law, and except as otherwise prescribed by the Charter or these Bylaws, the Board of Directors may authorize any officer, employee or agent of the Fund (or a custodian appointed under Section 7.06 by not less than two of its officers) to authorize, sign, execute, acknowledge, verify, accept or deliver any contracts, agreements, assignments, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, regulatory filings and other instruments or documents in the name of and on behalf of the Fund. Such authority may be general or confined to specific instances. A person who holds more than one office in the Fund may not act in more than one capacity to sign, execute, acknowledge, or verify an instrument required by law to be signed, executed, acknowledged, or verified by more than one officer.

         SECTION 8.09. RELIANCE. Each director and officer of the Fund shall, in the performance of his or her duties with respect to the Fund, be entitled to rely on any information, opinion report or statement, including financial statement or other financial data, prepared or presented by an officer or employee of the Fund whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person as to a matter which the director or officer reasonably believes to be within the person's professional or expert competence or by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director believes the committee to merit confidence.

         SECTION 8.10. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Fund. Any director or officer, employee or agent of the Fund, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Fund.

         SECTION 8.11. SUBTITLE 8, TITLE 3 ELECTION. The Fund elects to be subject to the provisions of Subtitle 8 of Title 3 of the Maryland General Corporation Law (a) classifying the Board of Directors, (b) providing that the number of directors may be fixed only by a vote of the Board of Directors, and that vacancies on the Board of Directors may be filled by the Board and such directors shall serve for the full term of the vacancy, and (c) relating to the calling of special meetings by stockholders and in accordance with the procedures of Section 2-502(b)(2) and (3) and (e) of the Maryland General Corporation Law.

         SECTION 8.12. AMENDMENTS. In accordance with the Charter, these Bylaws may be repealed, altered, amended or rescinded and new bylaws may be adopted (a) by the stockholders of the Fund (considered for this purpose as one class) by the affirmative vote of not less than a majority of all the votes entitled to be cast by the outstanding shares of capital stock of the Fund generally in the election of directors which are cast on the matter at any meeting of the stockholders called for that purpose (provided that notice of such proposal is included in the notice of such meeting) or (b) by the Board of Directors by the affirmative vote of not less than two-thirds of the Board of Directors at a meeting held in accordance with the provisions of these Bylaws.